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                                                                EXHIBIT 10.7


                      SERIES D CONVERTIBLE PREFERRED STOCK

                                   AND WARRANT

                               PURCHASE AGREEMENT

                           DATED AS OF AUGUST 24, 1994


                   BETWEEN CHASE MANHATTAN CAPITAL CORPORATION

                                  AS PURCHASER

                            AND COMPUTER MOTION, INC.

                                    AS SELLER





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                               PURCHASE AGREEMENT
                               ------------------

         THIS AGREEMENT is made as of August 24, 1994, between Chase Manhattan Capital Corporation, a New York corporation (purchaser") and Computer Motion, Inc., a California corporation (the "Company"). Except as otherwise indicated, capitalized terms used herein are defined in paragraph 6A hereof.

         The parties hereto agree as follows:

         Section 1.        Authorization and Closing.

         1A. Authorization of the Series D Preferred and the Warrant. The Company shall duly adopt, authorize, execute and file the Certificate of Determination and authorize the issuance and sale to Purchaser of (i) 1,052,632 shares of its Series D Convertible Preferred Stock, no par value per share (the "Series D Preferred") having the rights and preferences set forth in Exhibit A attached hereto, and (ii) a Stock Purchase Warrant in the form of Exhibit B attached hereto (the "Warrant") to purchase up to 1,052,632 shares of the Company's Common Stock, no par value per share (the "Common Stock"). The Series D Preferred is convertible into shares of Common Stock.

         1B. Purchase and Sale of the Series D Preferred and the Warrant. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell to Purchaser and Purchaser shall purchase from the Company 1,052,632 shares of Series D Preferred and the Warrant at a price of $4.75 for each share of Series D Preferred and $100 for the Warrant for an aggregate purchase price of $5,000,102.

         1C. The Closing. The Closing of the purchase and sale of the Series D Preferred and the Warrant shall take place at the offices of Kirkland ~ Ellis, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on August 24, 1994, or at such other place or on such other date as may be mutually agreeable to the Company and Purchaser, but in no event later than August 26, 1994. At the Closing, the Company shall deliver to Purchaser stock certificates evidencing the Series D Preferred and the Warrant to be purchased by Purchaser, registered in Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company in an amount equal to $5,000,002.

         Section 2. Conditions of Purchaser's Obligation at the Closing. The obligation of Purchaser to purchase and pay for the Series D Preferred and the Warrant being purchased at the Closing is subject to the satisfaction as of the Closing of the following conditions:

         2A. Representations and Warranties: Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

         2B. Certificate of Determination. The Company shall have duly adopted, executed, and filed with the Secretary of State of California the Certificate of Determination and the Company shall not have adopted or filed any other document designating terms or relative rights or preferences



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of its Preferred Stock. The Certificate of Determination shall be in full force and effect under the laws of California as of the Closing.

         2C. Registration Agreement. The Company and Purchaser shall have entered into the Registration Agreement and the Registration Agreement shall be in full force and effect as of the Closing.

         2D. Stockholders Agreement. The Company, certain of the Company's executives and the Purchaser shall have entered into the Stockholders Agreement and the Stockholders Agreement shall be in full force and effect as of the Closing.

         2E. Non-Competition Agreements. The Company and each of Mr. Robert W. Duggan and Dr. Yulun Wang shall have entered into the applicable Non-Competition Agreements, and such Non-Competition Agreements shall be in full force and effect as of the Closing.

         2F. Sale of Series D Preferred and Warrant. The Company shall have sold and delivered to Purchaser the Series D Preferred and the Warrant to be purchased by Purchaser hereunder at the Closing and the Company shall have received payment therefor in full.

         2G. Compliance With Law. The transactions contemplated hereby shall comply with all laws and regulations applicable thereto. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Series D Preferred and the Warrant pursuant to this Agreement in compliance with such laws.

         2H. Due Diligence. Purchaser shall have completed and shall be satisfied with the results of its legal, accounting, financial and business due diligence of the Company.

         2I. Opinion of the Company's Counsel. Purchaser shall have received from Stradling, Yocca, Carlson & Rauth, special counsel for the Company, an opinion with respect to the matters set forth in Exhibit E attached hereto, dated the date of the Closing and in form and substance Satisfactory to Purchaser.

         2J. Closing Documents. The Company shall have delivered to Purchaser all of the following documents:

                           (i) an Officer's Certificate, dated the date of the
                  Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2G, inclusive, have been fully satisfied;

                           (ii) certified copies of the resolutions duly adopted
                  by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby or thereby, the filing of the Certificate of Determination, the issuance and sale of the Series D Preferred and the Warrant, the reservation for issuance upon conversion of the Series D Preferred or exercise of the Warrant issued at the Closing of an aggregate of 1,052,632 shares of Common Stock, and the consummation of all other transactions contemplated by this Agreement;


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                           (iii) certified copies of the Articles of
                  Incorporation, the Certificate of Determination, and the bylaws of the Company, and of the partnership agreement or charter and bylaws of each Subsidiary, each as in effect at the Closing;

                           (iv) copies of all third-party and governmental
                  consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

                           (vi) duly completed and executed SBA Forms 480, 652
                  and 1031 and a list of (a) the name of each of the Company's directors as of the Closing, (b) the name and title of each of the Company's officers as of the Closing, and (c) after giving effect to the transactions contemplated by this Agreement, the name of each of the Company's stockholders setting forth the number and class of shares held; and

                           (vii) such other documents relating to the
                  transactions contemplated by this Agreement as Purchaser or its special counsel may reasonably request.

         2K. Expenses. At the Closing, the Company shall have reimbursed Purchaser for all fees and expenses as provided in paragraph 6B hereof.

         2L. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to Purchaser and its special counsel.

         2M. Waiver. Any condition specified in this Section 2 may be waived if consented to by Purchaser; provided that no such waiver shall be effective against Purchaser unless it is set forth in a writing executed by Purchaser.

         Section 3. Covenants.

         3A. Financial Statements and Other Information. The Company shall deliver to Purchaser (so long as Purchaser holds any Underlying Common Stock) and to each other holder of at least 200,000 shares of Underlying Common Stock (as adjusted to account for stock splits, stock dividends, combinations of shares and other similar transactions occurring after the Closing):

                           (i) as soon as available but in any event within
                  seven days after the end of each weekly accounting period for the 52 weeks after the Closing, unaudited weekly cash reports of the Company setting forth the number of units sold and the aggregate sales revenue for each of the Company's products, setting forth in each case comparisons to the annual budget and to the preceding weekly period, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and normal year-end adjustments;

                           (ii) as soon as available but in any event within 30
                  days after the end of each monthly accounting period in each fiscal year, commencing for September 1994, unaudited consolidating and consolidated statements of income and cash flows

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                  of the Company and its Subsidiaries for such monthly
                  period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

                           (iii) within 45 days after the end of each of the
                  first three quarterly accounting periods in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, setting forth in each case comparisons to the same quarter of the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments, and accompanied by an Officer's Certificate stating that to the best of such officer's knowledge after diligent inquiry there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                           (iv) within 90 days after the end of each fiscal
                  year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing that is unqualified with respect to the scope of such firm's examination and the Company's status as a going concern, (b) a certificate from such accounting firm, addressed to the Board of Directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the Board of Directors;

                           (v) promptly upon receipt thereof, any additional
                  reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs prepared by Company's independent accountants and provided to the Board of Directors (and not otherwise contained in other materials provided hereunder);


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                           (vi) at least 30 days but not more than 90 days prior
                  to the beginning of each fiscal year, commencing for the fiscal year beginning January 1, 1995, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

                           (vii) promptly (but in any event within ten business
                  days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party, which default could have a material adverse effect on the Company or any Subsidiary, or any other material adverse event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a substantial likelihood of such litigation being commenced), a notice specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                           (viii) within ten days after transmission thereof,
                  copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses;

                           (ix) within 75 days after the Closing, the Company
                  will deliver to each SBIC Holder a written summary describing in reasonable detail the use of such proceeds by the Company and its Subsidiaries. The Company will give each SBIC Holder and the SBA access to the Company's records for the purpose of confirming the use of such proceeds;

                           (x) promptly after the end of each fiscal year (but
                  in any event prior to February 28 of each year) the Company shall deliver to each SBIC Holder a written assessment of the economic impact of Purchaser's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms; and


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                           (xi) with reasonable promptness, such other
                  information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

         Each of the financial statements referred to in this paragraph 3A shall be true and correct in all material respects, and shall fairly and accurately reflect the financial condition and operating results of the Company and its Subsidiaries as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole).

         Notwithstanding the foregoing, the provisions of subparagraphs 3A(i)-(ix) shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided, however, that the Company's obligation to deliver certain Officer's Certificates pursuant to paragraph 3A(iii) and the requirements of paragraph 3A(iv)(b) shall continue for so long as any Series D Preferred remains outstanding or the Warrant remains exercisable.

         Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this paragraph 3A or paragraph 3B or 3C shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder; provided that each such Person may disclose such information in connection with the sale or transfer of any Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, and provided further that any such Person that is acting as a trustee, investment manager, investment advisor or in any other similar fiduciary capacity shall be permitted to provide such information to any plan sponsors, investment committee or investment advisory board associated with such Person.

         3B. Inspection of Property. The Company shall permit any representatives designated by Purchaser (so long as Purchaser holds any Underlying Common Stock) and any subsequent holder of at least 200,000 shares of Underlying Common Stock (as adjusted to account for stock splits, stock dividends, combinations of shares and other similar transactions occurring after the Closing), upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) meet and discuss (at meetings arranged by the Company) the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

         3C. Attendance at Board Meetings. Prior to qualified Public Offering, the Company shall give Purchaser (so long as Purchaser holds any Underlying Common Stock) and each holder of at least 500,000 shares of Underlying Common Stock (as adjusted to account for stock splits, stock dividends, combinations of shares and other similar transactions occurring after the Closing), notice of each meeting of the Board of Directors, the board of directors of any Subsidiary and any committee thereof at such time as notice is given to the directors, and the Company shall permit (or


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cause such Subsidiary to permit) a representative of each such Person to attend as an observer all meetings of its Board of Directors, such Subsidiary's board of directors and committees thereof. Each such representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. Notwithstanding the foregoing, the Company may exclude such representative from any such meetings and withhold information from such representative, to the extent necessary, in the written opinion of the Company's legal counsel, in order to preserve any attorney-client privileged information of the Company. If the Company or any of its Subsidiaries proposes to take any action by written consent in lieu of a meeting of its Board of Directors, or such Subsidiary's board of directors, or any committee thereof, the Company shall, or shall cause such Subsidiary to, give written notice thereof to each such representative prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall, or shall cause the applicable Subsidiary to, pay the reasonable out-of-pocket travel expenses of each representative incurred in connection with attending such board and committee meetings; provided, however, neither the Company nor its Subsidiaries shall pay the expenses of any representative who is an Affiliate of the Investor Director if the Investor Director is also in attendance at such meeting.

         3D. Restrictions. So long as any Underlying Common Stock is outstanding, the Company shall not, without the prior written consent of the holder or holders of a majority of the Underlying Common Stock:

                           (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its Junior Securities;

                           (ii) directly or indirectly redeem, purchase or
                  otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's Junior Securities (including, without limitation, warrants, options and other rights to acquire Junior Securities directly or indirectly) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for redemptions or repurchases of Series D Preferred, the Warrant or Underlying Common Stock permitted under this Agreement and except for repurchases of up to $600,000 in the aggregate from the date hereof of Common Stock from former employees of the Company or its Subsidiaries upon termination of their employment on terms determined by the Company's Board of Directors so long as no Event of Noncompliance exists as of or after giving effect to any such repurchase,

                           (iii) so long as any Series D Preferred remains
                  outstanding, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), which equity securities would be senior to or para passu with the Series D Preferred with respect to the payment of dividends, redemption's or distributions upon liquidation or otherwise, (b) any capital stock or other equity securities (or any securities directly or indirectly convertible into or exchangeable for any capital stock or other equity securities) which are senior to or pari passu with the Series D Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise, or (c) permit any Subsidiary to issue any equity securities or any other securities of the type described in (a) or (b) above, or any rights to acquire such securities, except to the Company or a wholly-owned Subsidiary;

                           (iv) make, or permit any Subsidiary to make, any
                  loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below and (c) Investments having a stated maturity no greater than six months from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $250 million (except for certificates of deposit of Montecito Bank aggregating up to $300,000) or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

                           (v) merge or consolidate with any Person or, except
                  as permitted by subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

                           (vi) sell, lease or otherwise dispose of, or permit
                  any Subsidiary to sell, lease or otherwise dispose of, more than 50` of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's Board of Directors in its reasonable good faith and judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell or permanently dispose of any of its or any Subsidiary's Intellectual Property Rights;

                           (vii) liquidate, dissolve or effect a
                  recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

                           (viii) acquire, or permit any Subsidiary to acquire,
                  any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding in the aggregate from the date hereof the sum of (i) $1,000,000 plus (ii) an amount equal to 50% of the Company's retained earnings generated after the Closing hereof less the portion of such retained earnings used pursuant to subparagraph 3D(xvii) hereof;

                           (ix) so long as any Series D Preferred remains
                  outstanding, effect any Reorganization;

                           (x) enter into, or permit any Subsidiary to enter
                  into, the ownership, active management or operation of any business other than the design, manufacture, sale and distribution of products (including any accessories sold in connection therewith) which generate, control and/or display computerized motion, which includes but is not limited to robotics, computer graphics, and automation, and which may include consulting and/or contract work with government agencies and/or other commercial institutions in respect of such types of products;

                           (xi) become subject to, or permit any of its
                  Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform its obligations under this Agreement, the Registration Agreement, the Stockholders Agreement, the Certificate of Determination, the Articles of Incorporation or the Bylaws (including, without limitation, provisions relating to the conversion or redemption of the Series D Preferred, the exercise of the Warrant and the repurchase of Underlying Common Stock pursuant to this Agreement);

                           (xii) except as expressly contemplated by this
                  Agreement, make any amendment to the Articles of Incorporation, the Certificate of Determination, or the Bylaws, or file any resolution of the Company's Board of Directors with the Secretary of State of California, containing any provision which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series D Preferred or the holders of Underlying Common Stock under this Agreement, the Registration Agreement, the Stockholders Agreement, the Articles of Incorporation, the Certificate of Determination or the Bylaws;

                           (xiii) except as set forth on the Permitted Joint
                  Venture Schedule attached hereto, establish or acquire (a) any Subsidiaries other than wholly-owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions;

                           (xiv) create, incur, assume or suffer to exist, or
                  permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding in the aggregate $500,000 outstanding at any time on a consolidated basis;

                           (xv) make any capital expenditures (including,
                  without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $750,000 in the aggregate on a consolidated basis during any 12-month period plus an aggregate of $500,000 to purchase AESOP demonstration units and $750,000 to develop manufacturing capacity to produce robotic arms used in the AESOP units;

                           (xvi) enter into any leases or other rental
                  agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds the sum of (i) $800,000 during any 12-month period plus (ii) an amount equal to 50' of the Company's retained earnings generated during such a 12-month period less the portion of such retained earnings used pursuant to subparagraph 3D(viii) hereof;

                           (xvii)   change its fiscal year;

                           (xviii) change the authorized size of its Board of
                  Directors from five members, except that the Company may increase the size of its Board of Directors to seven members upon the completion of a Qualified Public Offering;

                           (xix) amend or modify any stock option plan or
                  employee stock ownership plan as in existence as of the Closing, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans; provided that the Company may amend any existing plan or adopt any new plan to issue shares of Common Stock (or options to acquire such shares) to employees of the Company or its Subsidiaries on terms approved by the Company's Board of Directors, and may issue shares of Common Stock pursuant to paragraph 3Q hereof so long as the aggregate number of all shares of Common Stock (or options to acquire such shares) issued pursuant to any existing, modified or new stock option plan or employee stock ownership plan, and issued pursuant to paragraph 3Q hereof, does not exceed 1,214,200 in the aggregate (as adjusted to account for stock splits, stock dividends, combinations of shares and other similar transactions occurring after the Closing);

                           (xx) issue or sell any shares of the capital stock,
                  or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or another Subsidiary;

                           (xxi) borrow against, pledge, assign, modify cancel
                  or surrender any key-man life insurance policies required to be maintained under subparagraph 3E(ix) hereof;

                           (xxii) take or omit to take any action which would
                  result in the representations made in paragraph 5S hereof to cease to be true and correct at all times following the Closing; and

                           (xxiii) use the proceeds from the sale of the Series
                  D Preferred and the Warrant other than to pay for expenses incurred in the ordinary course of business in connection with the design, manufacture, sale or distribution of products and related accessories which generate, control and/or display computerized motion, by use of robotics, computer graphics or computer automation.

Notwithstanding the foregoing, the Company may take any action described in subparagraphs 3D(v), (vi), (vii) and (ix) without the prior written consent of the holder or holders of a majority of the Underlying Common Stock, if immediately after giving effect to such action taken by the Company, on account of each share of Underlying Common Stock the holder thereof receives consideration in cash or readily marketable securities in an amount not less than the greater of (A) 2 times the Liquidation Value of each share as of the date hereof plus all accrued and unpaid dividends thereon or (B) the Liquidation Value of each share as of the date hereof plus an amount equal to a 40% cumulative annual return thereon.

         3E. Affirmative Covenants. So long as any Underlying Common Stock is outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holder or holders of a majority of the Underlying Common Stock then in existence:

                           (i) at all times cause to be done all things
                  necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                           (ii) maintain and keep its properties in good repair,
                  working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

                           (iii) pay and discharge when payable all taxes,
                  assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property or to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                           (iv) comply with all other material obligations which
                  it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                           (v) comply with all applicable laws, rules and
                  regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary;

                           (vi) apply for and continue in force with good and
                  responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size engaged in similar lines of business;

                           (vii) maintain proper books of record and account
                  which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied;

                           (viii) maintain product liability insurance coverage
                  of at least $5,000,000; and

                           (ix) within 30 days following the Closing, the
                  Company shall obtain and thereafter maintain key-man life insurance policies on the lives of Mr. Robert W.

                  Duggan and Dr. Yulun Wang in the face amount of $1,000,000 each, which policies shall name the Company as beneficiary.

         3F. Compliance with Agreements. The Company shall perform and observe
(i) all of its obligations to each holder of Underlying Common Stock set forth in this Agreement, the Articles of Incorporation, the Certificate of Determination, the Company's Bylaws and the Stockholders Agreement, (ii) all of its obligations to each holder(s) of the Warrant set forth therein and (iii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement. Notwithstanding the provisions of paragraph 3R, any obligation contained in each of the agreements referred to in this paragraph 3F may terminate at such time as is specifically provided for therein.

         3G. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         3H. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series D Preferred and exercise of the Warrant, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series D Preferred or exercise of the Warrant. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation (excluding Investment Regulations) or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         3I. Intellectual Property Rights. The Company shalluse its best efforts to, and shall cause each Subsidiary to use its best efforts to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Intellectual Property Rights used by the Company and each Subsidiary in the conduct of their respective businesses. The Company and each of its Subsidiaries shall use its best efforts to avoid any action which to the best of its knowledge would result in the invalidity, abuse, misuse or unenforceability of such Intellectual Property Rights or which to the best of its knowledge would infringe upon any rights of other Persons.

         3J.      Preemptive Rights.

                           (i) Prior to a Qualified Public Offering, and except
                  for issuances of Common Stock (or options to acquire Common Stock) (a) to employees of the Company or any Subsidiary on terms which have been approved (or are issued pursuant to an employee plan that has been approved) by the Company's Board of Directors, (b) upon the conversion of the Series A, B. C or D Preferred or the exercise of the Warrant,
                  (c) in connection with the acquisition of another company or business as permitted under subparagraph 3D(viii), (d) pursuant to a public offering registered under the Securities Act, and (e) pursuant to options and rights to acquire Common Stock that are described on the Capitalization Schedule attached hereto, if the Company authorizes the issuance or sale of any equity securities or any options or rights (or securities containing options or rights) to acquire any equity securities (other than as a dividend on the outstanding Common Stock payable solely in shares of Common Stock), the Company shall first offer to sell to Purchaser (so long as Purchaser owns any Underlying Common Stock and each holder of at least 200,000 shares of Underlying Common Stock (as adjusted to account for stock splits, stock dividends, combinations of shares and similar events) a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of (x) the number of shares of Underlying Common Stock then in existence and (y) the number of shares of Common Stock then outstanding or issuable upon the outstanding rights, warrants, options or convertible securities which are fully exercisable at such time at an exercise or conversion price which does not exceed the fair market value of the Common Stock issuable thereupon as determined in good faith by the Company's Board of Directors, and which are not shares of Underlying Common Stock. Each such holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms that such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash (or such other terms as are offered to other Persons).

                           (ii) In order to exercise its purchase rights
                  hereunder, a holder of Underlying Common Stock must, within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities offered to such holders shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of much reoffer.

                           (iii) Upon the expiration of the offering periods
                  described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase or which the Company was not obligated to offer to such holders during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 60-day period must be reoffered to the holders of Underlying Common Stock described above pursuant to the terms of this paragraph.

         3R.      Regulatory Compliance Cooperation.

                           (i) Regulatory Problem. In the event that Purchaser
                  (or any subsequent holder of Underlying Common Stock) determines that it has a Regulatory Problem, the Company shall take all such actions as are reasonably requested by Purchaser in order to (a) effectuate and facilitate any transfer by Purchaser of any securities of the Company then held by Purchaser or its Affiliate to any Person designated by Purchaser, (b) permit Purchaser (or any Affiliate) to exchange all or any portion of the Series D Preferred, the Warrant or Common Stock (collectively, the "Voting Securities" in this paragraph 3K) then held by such Purchaser (or Affiliate) on a share-for-share basis for shares of a class of non-voting preferred stock convertible into non-voting common stock, non-voting warrants to purchase non-voting common stock, or non-voting common stock, respectively. Such non-voting securities of the Company shall be identical in all respects to such Voting Securities, except that they shall be non-voting and shall be convertible or exercisable into an identical number of shares of common stock on such conditions for conversion or exercise as are requested by such Purchaser in light of regulatory considerations then prevailing, and (c) continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Stockholders Agreement and with respect to such Purchaser's or Affiliate's ownership of the Company's Common Stock. In the event that such Regulatory Problem ceases to exist, the holders of non-voting securities may exchange all or any portion of the non-voting securities for Voting Securities. In order to effectuate such conversions, the Company and Purchaser shall take such actions as are reasonable in view of the nature of the Regulatory Problem, including but not limited to entering into such additional agreements, adopting such amendments to the Articles of Incorporation, the Certificate of Determination and Bylaws and taking such additional actions in order to effectuate the intent of the foregoing.

                           (ii) Regulatory Violation. Upon the occurrence of a
                  Regulatory Violation or in the event Purchaser or any other SBIC Holder determines in good faith that a Regulatory Violation has occurred, Purchaser or any other SBIC Holder shall, in addition to any other remedy to which such SBIC may be entitled as a holder of Underlying Common Stock (whether under this Agreement or otherwise), have the right (to the extent that such SBIC Holder is required by SBIC Regulations to have such right) to demand immediate redemption of all of the Underlying Common Stock owned by such SBIC Holder at a price per share equal to its purchase price hereunder plus all accrued and unpaid dividends, by delivering written notice to the Company, and the Company shall pay such repurchase price within 30 days after the date of the notice requesting redemption.

         3L. Use of Proceeds. The Company shall not use the proceeds of the sale of the Series D Preferred and the Warrant hereunder except as permitted under paragraph 3D(xxiv) hereof. The Company shall provide Purchaser and the SBA access to the Company's and its Subsidiaries' records as necessary to confirm such use of proceeds.

         3M. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose Purchaser's name or identity as an investor in the Company in any written press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit Purchaser to review and comment upon the form all substance of such disclosure.

         3N. Allocation of Purchase Price. Purchaser and the Company hereby acknowledge and agree that (a) the fair market value of the Series D Preferred purchased hereunder is $5,000,002, and the fair market value of the Warrant purchased hereunder is $100, and (b) the "issue price" and the "redemption price" (as such terms are used in Section 305(c) of the Internal Revenue Code of 1986, as amended) of the Series D Preferred are each $5,000,002. Purchaser and the Company shall file their respective federal, state and local income tax returns in a manner which is consistent with such fair market valuation, and shall take no position with any taxing authority which is contrary to such allocation.

         30. Retroactive State Filings. Within 30 days following the Closing Date, the Company shall make all filings required to be made under any state blue-sky laws in respect of any issuance of its equity securities or instruments convertible into or exercisable or exchangeable for any equity securities.

         3P. Rescission Offer. Within 45 days following the Closing Date, the Company shall make a written offer (the "Rescission Offer") to all holders of Common Stock and Series B Preferred, pursuant to which each holder thereof shall be entitled to rescind its purchase of all but not less than all shares of such securities and to receive consideration in an amount equal to the consideration paid to the Company therefor upon surrender to the Company of the certificate(s) representing such securities. The Rescission Offer shall remain in effect for fourteen days after the date upon which the Rescission Offer is made (the "Rescission Offer Period"). The Rescission Offer shall be accompanied by such disclosure materials an would be necessary to qualify an offering of securities under Regulation D of the Securities Act. Such disclosure materials shall be subject to review and approval by Purchaser. Upon acceptance of the Rescission Offer by any holder of Common Stock or Series B Preferred, the Company shall promptly notify Purchaser of the identity of each holder who has accepted the Rescission Offer, the type and number of Shares to be returned to the Company, and the consideration to be paid by the Company therefor. Within ten days after the expiration of the Rescission Offer Period the Company shall provide to Purchaser a Capitalization Schedule which shall reflect the effect of the Rescission Offer and all other transactions contemplated under this Agreement. The Rescission Offer shall comply with all federal securities laws and all state blue sky laws, including without limitation all disclosure, notice and filing requirements thereunder.

         3Q.      Executive Compensation.

         (i) So long as any Underlying Common Stock is outstanding, the Company shall not, without the prior written consent of the holder or holders of a majority of the shares of Underlying Common Stock:

                  (a) enter into, or permit any Subsidiary to enter into, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, shareholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for: (1) salaries, bonuses, fringe benefits and other employment-related compensation to the extent disclosed on the Affiliated Transactions

         Schedule; (2) salaries, bonuses, fringe benefits and other employment-related compensation which are not disclosed on the Affiliated Transactions Schedule (including increases in existing levels of compensation) but which are approved in good faith by the Board of Directors as customary and reasonable; and (3) fees to directors of the Company or any Subsidiary for services actually rendered to the Company, other than services customarily rendered as a director, on terms which are no less favorable to the Company than could be obtained from a third-party service provider; and

                  (b) pay to all directors and to Messrs. Robert W. Duggan, Yulun Wang in his capacity as a member of the board of Directors of the Company, Remo J. Butera and Russell J. Bik and any of their respective Affiliates (whether or not such person is a director at the time such payment is made) (collectively, the "Company Directors" and each individually a "Company Director" for this paragraph 3Q), pursuant to clauses (1) and (2) of subparagraph 3Q(i)(a) an amount which exceeds in the aggregate during any fiscal year for all Company Directors either $150,000 in cash or fair market value of fringe benefits or 30,000 shares of Common Stock of the Company (as adjusted to account for stock splits, stock dividends, combinations of shares and other similar transactions occurring after the Closing), or any pro-rata combination thereof (for example the aggregate payment made to all Company Directors during any fiscal year may consist of $65,000 in cash resulting from participation in a bonus pool, $10,000 in fair-market value fringe benefits and 15,000 shares of Common Stock); provided that no payments permitted hereunder shall be paid in securities of the Company except for shares of Common Stock which may be issued pursuant to clauses (1) and (2) of subparagraph 3Q(i)(a), or in any instrument convertible into or exercisable or exchangeable for securities of the Company or in the form of stock appreciation rights, phantom stock or the like unless such form of payment is approved in advance by either the Investor Director (as such term is defined in the Stockholders Agreement) or the holder or holders of a majority of the Underlying Common Stock. Except as provided under subparagraph 3Q(ii), the aggregate fair-market value of payments permitted hereunder to all Company Directors in the aggregate during any fiscal year (including payments made in the form of Common Stock or other securities or similar rights as provided hereunder) may not exceed $150,000.

         (ii) Beginning for the six-month period beginning on July 1, 1995, and for each successive six-month period thereafter, not less than 30 days prior to the beginning of each such period, the Company shall submit to the Investor Director a six-month plan of operations (the "Plan of Operations") setting forth a projection of the total number of AESOP units to be sold, and the total gross revenue and operating income to be earned by the Company during the relevant six-month period, which plan must be acceptable to the Investor Director in its sole discretion. If after any six-month period, the Company's actual results of operations exceed each of the projections set forth in the Plan of Operations for the relevant period, the Company may pay to the Company Directors compensation for such six-month period pursuant to the terms of subparagraph 3Q(i)(a) without regard to the limitations contained in subparagraph 3Q(i)(b); except that the 30,000 share limitation on payment in shares of Common Stock contained therein shall remain in effect.

         (iii) This paragraph 3Q does not prohibit the vesting of employee stock options that are in existence as of the date hereof and are disclosed on the Capitalization Schedule, and the vesting of such options is not subject to the limitations contained in subparagraph 3Q(i).

         3R. Termination of Covenants. The covenants of the Company contained in this Section 3 (except paragraphs 3F, 3G, 3K and 3N) shall terminate upon the closing of a Qualified Public Offering of the Company's Common Stock.

         Section 4. Transfer of Restricted Securities: Certificate Numbering.

         4A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

         4B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of such Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities to be transferred delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities by any Person (other than an affiliate of the Company) shall require registration under the Securities Act, the Company shall promptly upon much contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 6E below.

If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions substantially similar to those contained in this paragraph and paragraph 6E below.

         4C. Rule 144A. Upon the request of Purchaser, the Company shall promptly supply to Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

         4D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities (together with the opinion referred to in Section
4B), remove the legend set forth in paragraph 6E from the certificates for such Restricted Securities.

         4E. Certificate Numbering. The certificate number of the Series D Preferred shall initially be PD-1, and the certificate number of the Warrant shall initially be W-1. Thereafter, prior to a redemption of the Series D Preferred at the Company's option pursuant to Section 4I of the Certificate of Determination, in connection with any transfer of less than all of the shares of the Series D Preferred represented by any particular certificate, the certificate representing such shares of Series D Preferred so transferred and the Warrant shall each be reissued in two or more parts so that at all times, for each certificate representing shares of Series D Preferred, there will exist a Warrant designated the same number and representing the right to purchase the same number of shares of Underlying Common Stock as are obtainable upon conversion of the Series D Preferred represented by such certificate. Likewise, prior to a redemption of the Series D Preferred at the Company's option pursuant to Section 4I of the Certificate of Determination, in connection with a transfer of any portion of the Warrant, the Warrant and the correspondingly numbered certificate representing Series D Preferred which is convertible into the corresponding number of shares of Underlying Common Stock shall each be reissued in two or more parts so that at all times, for each Warrant representing the right to purchase shares of Underlying Common Stock, there will exist a certificate representing shares of Series D Preferred which are convertible into the same number of shares of Underlying Common Stock. If at any time all or any portion of the shares of Series D Preferred which are represented by a particular certificate are redeemed other than in a redemption at the Company's option pursuant to Section 4I of the Certificate of Determination or are converted into Underlying Common Stock, then the right to purchase that number of shares of Underlying Common Stock into which such redeemed or converted shares of Series D Preferred were convertible under the correspondingly numbered Warrant shall cease and be of no further force or effect, and the Company shall issue a new certificate representing the number of shares of Series D Preferred remaining after giving effect to such redemption or conversion and a new Warrant exercisable for the same number of shares of Underlying Common Stock into which such shares of Series D Preferred are convertible. Each holder of shares of Series D Preferred and any portion of the Warrant shall cooperate with the Company in effecting the reissuances contemplated hereunder, and shall tender their certificates or their Warrant to the Company for cancellation and reissuance within five business days after receipt of a written request from the Company therefor, which request shall state the circumstances which have given rise to such cancellation and reissuance hereunder and the new number of shares of Series D Preferred to be represented by each certificate or the new number of shares of Underlying Common Stock to be obtainable upon exercise of each new Warrant, as the case may be. Upon redemption of the Series D Preferred by the Company pursuant to Section 4I of the Certificate of Determination, the numbering of the Warrant shall be governed by Section 7 of the Warrant without regard to this Section 4E.

                  For example, if Purchaser owns 1,052,632 shares of Series D Preferred represented by certificate PD-1 and a Warrant designated W-1 to purchase up to 1,052,632 shares of Underlying Common Stock, and Purchaser sells 100,000 shares of Series D Preferred to "Transferee" but retains the entire Warrant, the Series D Preferred will be reissued as certificates PD-2 and PD-3, representing 952,632 and 100,000 shares of Series D Preferred, respectively. The Warrant will be reissued in two parts, designated W-2 and W-3, representing the right to purchase 952,632 and 100,000 shares of Underlying Common Stock, respectively. If, thereafter, Transferee elects to redeem 75,000 shares of Series D Preferred, his existing certificate PD-3 and Purchaser's Warrant designated W-3 shall be cancelled, and Transferee will be issued a new certificate PD-4 representing his remaining 25,000 shares of Series D Preferred, and Purchaser will be issued a new Warrant designated W-4 representing his right to purchase 25,000 shares of Underlying Common Stock.

         Section 5. Representations and Warranties of the Company. As a material inducement to Purchaser to enter into this Agreement and purchase the Series D Preferred and Warrant hereunder, the Company hereby represents and warrants that:

         5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of California and is qualified to do business in every jurisdiction in which its ownership of property or contact of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement, and will use its best efforts to obtain all material licenses, permits and authorizations necessary to own and operate its properties and carry on its businesses as will be conducted in the future. The copies of the Company's and each Subsidiaries' charter documents and Bylaws which have been furnished to Purchaser's special counsel reflect all amendments made thereto at any time prior to the Closing and will be correct and complete as of the Closing.

         5B.      Capital Stock and Related Matters.

                  (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 50,000,000 shares of preferred stock, of which (1) 815,000 shares shall be designated Series A Preferred, of which 815,000 shares of such Series A Preferred shall be issued and outstanding, (2) 5,000,000 shares shall be Series B Preferred of which 1,130,667 shares of such Series B Preferred shall be issued and outstanding, (3) 3,000,000 shares shall be Series C Preferred of which 760,256 shares of such Series C Preferred shall be issued and outstanding and (4) 1,052,632 shares shall be Series D Preferred of which 1,052,632 shares of such Series D Preferred shall be issued and outstanding, (b) 25,000,000 shares of Common Stock, of which 3,290,040 shares shall be issued and outstanding and 3,758,555 shares shall be reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrant, and (c) options to acquire 906,750 shares of Common Stock issued pursuant to the Company's Tandem Stock Option Plan dated March l, 1993 attached hereto as Exhibit H. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock and the Warrant and except as set forth on the Capitalization Schedule attached hereto. The Capitalization Schedule accurately sets forth the following information with respect to all outstanding stock, and options and rights to acquire the Company's capital stock: the holder, the number of shares owned or covered, any applicable exercise price and any applicable expiration date (or, in lieu of the expiration date, any applicable grant date and the exercise term). As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of Determination and this Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

         (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Series D Preferred or the Warrant hereunder or the issuance of the Common Stock upon conversion of the Series D Preferred or the exercise of the

Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Series D Preferred and the Warrant hereunder does not require registration under the Securities Act or any applicable state securities laws. Neither the authorization or issuance of the Series D Preferred or the Warrants, nor the issuance of Common Stock upon conversion of the Series D Preferred or exercise of the Warrant shall result in any adjustment to the exercise or conversion price of, or the number of shares that may be purchased under, any other option, warrant, convertible security or other right to acquire shares of the Company's Common Stock. Except as set forth on the Capitalization Schedule and except for the Stockholders Agreement, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock.

         5C. Subsidiaries: Investments. The Subsidiary Schedule attached hereto correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, and the Persons owning the outstanding capital stock or partnership interests, as the case may be, of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (or in the case of a partnership, the laws of the jurisdiction of its organization) possesses all requisite corporate or partnership power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and, as presently proposed to be conducted, and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. Except as set forth on the Subsidiary Schedule, all of the outstanding shares of capital stock or outstanding partnership interests of each Subsidiary are validly issued and, in the case of capital stock, fully paid and nonassessable, and all such shares or partnership interests are owned as set forth on the Subsidiary Schedule. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person. The copies of each Subsidiary's charter and Bylaws or partnership agreement delivered to Purchaser at the Closing will reflect all amendments made thereto at any time prior to the Closing and will be correct and complete as of the Closing.

         5D. Authorization: No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Non-Competition Agreements, and all other agreements contemplated hereby to which the Company is a party, and the Certificate of Determination and the amendment of the Company's Bylaws have been duly authorized by the Company. This Agreement, the Registration Agreement, the Stockholders Agreement, and all other agreements contemplated hereby (except the Non-Competition Agreements) each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity). Except as set forth on the Restrictions Schedule attached hereto, the execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement, the NonCompetition Agreements and all other agreements contemplated hereby to which the Company is a party, the offering, male and issuance of the Series D Preferred and the Warrant hereunder, the issuance of the Common Stock upon conversion of the Series D Preferred or the exercise of the Warrant, the Certificate of Determination and the amendment of the Bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to,

(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Articles of Incorporation, the Certificate of Determination or the Bylaws or the charter or bylaws of any Subsidiary, or any law, statute, rule, or regulation, material agreement or instrument, order, judgment or decree to which the Company or any Subsidiary or any of their respective properties is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any indebtedness owed to, the Company or another Subsidiary.

         5E. Financial Statements. The Financial Statements Schedule attached hereto contains the following financial statements:

                           (i) the audited consolidated balance sheets of the
                  Company and its Subsidiaries as of December 31, 1993 and March 31, 1993, and the related statements of income, changes in stockholders' equity, and cash flows for each of the periods then ended, and the unaudited consolidated balance sheet as of December 31, 1992; and

                           (ii) the Latest Balance Sheet and the related
                  statement of income for the six-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete and presents fairly in all material respects the financial condition and results of operations of the Company and is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole).

         5F. Absence of Undisclosed Liabilities. Except as set forth on the attached Liabilities Schedule, the Company and its Subsidiaries do not have any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) liabilities expressly disclosed in the other Schedules to this Agreement.

         5G. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse change and no event which could reasonably be expected to result in a material adverse change, in the financial condition, operating results, assets, operations, employee relations, business prospects or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

         5H.      Absence of Certain Developments.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Developments Schedule, since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

                           (a) issued any notes, bonds or other debt securities
                  or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (b) borrowed any amount or incurred or become subject
                  to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                           (c) discharged or satisfied any Lien or paid any
                  obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (d) declared or made any payment or distribution of
                  cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                           (e) mortgaged or pledged any of its properties or
                  assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                           (f) sold, assigned or transferred any of its tangible
                  assets, except in the ordinary course of business, or canceled any debts or claims;

                           (g) sold, assigned or transferred any patents or
                  patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, or any trade secrets or other intangible assets, or, except in the ordinary course of business, disclosed any proprietary confidential information to any Person;

                           (h) suffered any extraordinary losses or waived any
                  rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                           (i) made capital expenditures or commitments therefor
                  that aggregate in excess of $50,000;

                           (j) entered into any other transaction other than in
                  the ordinary course of business or entered into any other material transactions whether or not in the ordinary course of business;

                           (k) made any charitable contributions or pledges in
                  excess of $1,000 in the aggregate; or

                           (1) suffered any damage, destruction or casualty loss
                  exceeding in the aggregate $5,000, whether or not covered by insurance.

                  (ii) Neither the Company nor any Subsidiary has at any time made any unlawful payments for political contributions or made any bribes, kickback payments or other illegal payments.

         5I. Assets. Except as set forth on the Assets Schedule attached hereto, the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in or contractual right to use, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets which have been disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's equipment and other tangible assets, and to the best of the Company's knowledge, buildings, are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary owns, or has a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and will use its best efforts to acquire good and marketable title to, or a valid leasehold interest in, or a contractual right to use all assets and properties necessary to carry on the businesses of the Company as will be conducted in the future.

         5J. Tax Matters. Except as set forth on the Taxes Schedule attached hereto, the Company and its Subsidiaries have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations; the Company and its Subsidiaries have paid all Taxes shown as due and owing on such Tax Returns and all other material Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) except for Taxes which are presently being contested in good faith by appropriate proceedings (for which appropriate reserves have been established in the Company's accounting records) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the Federal income tax returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1993; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and neither the Company nor any Subsidiary has made an election under ss. 341(f) of the Internal Revenue Code of 1986, as amended.

         5K.      Contracts and Commitments.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule, neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                           (a) pension, profit sharing, stock option, employee
                  stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or material arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (b) contract for the employment of any officer,
                  individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $120,000 or contract relating to loans to officers, directors or Affiliates;

                           (c) contract under which the Company or any
                  Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $10,000 (excluding advances of work-related expenses to employees of the Company or its Subsidiaries consistent with the Company's policies);

                           (d) agreement or indenture relating to borrowed money
                  or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

                           (e) guarantee of any obligation in excess of $10,000
                  (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

                           (f) lease or agreement under which the Company or any
                  Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $10,000;

                           (g) lease or agreement under which the Company or any
                  Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                           (h) contract or group of related contracts with the
                  same party or group of affiliated parties the performance of which involves a consideration in excess of $2,500 in any month or an aggregate of $25,000;

                           (i) assignment, license, indemnification or agreement
                  with respect to any Intellectual Property Rights;

                           (j) warranty agreement with respect to its services
                  rendered or its products sold or leased (other than standard warranties granted to customers in accordance with the Company's or its Subsidiaries' standard service or sale contracts, the forms of which warranties have been provided to Purchasers);

                           (k) agreement under which it has granted any Person
                  any registration rights (including, without limitation, demand and piggyback registration rights);

                           (1) material sales distribution agreement or
                  franchise agreement;

                           (m) contract, agreement or other arrangement with any
                  officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee (other than any contract, agreement or arrangement which is on arms' length terms and involves a consideration that does not exceed $10,000 annually);

                           (n) contract or agreement prohibiting it from freely
                  engaging in any business or competing anywhere in the world (or, to the Company's knowledge, prohibiting any key employee of the Company or its Subsidiaries from performing his or her duties to the Company or to such Subsidiary); or

                           (o) any other agreement which is material to its
                  operations or business prospects or involves a consideration in excess of $10,000 annually.

                  (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are to the best of the Company's knowledge valid, binding and enforceable in accordance with their respective terms (subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity). The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed on the Contracts Schedule and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by or with respect to the Company or any Subsidiary, or to the Company' knowledge, by or with respect to any other party under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; and neither the Company nor any Subsidiary has knowledge of any breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party; and neither the Company or any subsidiary is a party to any materially adverse contract or commitment.

                  (iii) Purchaser' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

         5L.      Intellectual Property Rights.

                  (i) The Intellectual Property Schedule attached hereto contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, and (c) unregistered trade names, corporate names, trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary which are material to the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole. The Intellectual Property Schedule also contains a complete and accurate list of all material licenses and other rights granted by the

Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all material licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company or a Subsidiary owns, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted, free and clear of all Liens.

                  (ii) Except as set forth on the Intellectual Property Schedule, (a) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no valid grounds for the same, (b) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), and (c) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

                  (iii) The Company and its Subsidiaries have taken all necessary actions to maintain and protect the Intellectual Property Rights which they own and use. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses. Except as indicated on the Intellectual Property Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Intellectual Property Rights listed on such schedule and all other Intellectual Property Rights material to the operation of the businesses of the Company and its Subsidiaries as presently conducted, (ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and to the best of the Company's knowledge, there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's and each Subsidiary's business as presently conducted has not infringed or misappropriated and does not infringe or misappropriate any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe upon any Intellectual Property Rights of the other Persons and, to the best of the Company's knowledge, the Intellectual Property Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons.

         5M. Litigation etc. Except as set forth on the Liquidation Schedule attached hereto, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, material actions, suits, proceedings, orders, investigations or claims threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against any of the officers or directors of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no valid basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency; and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         5N. Brokerage. Except as set forth on the Brokerage Schedule attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         50. Governmental Consent. etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached Consents Schedule and except as expressly contemplated herein or in the exhibits hereto.

         5P. Insurance. The Insurance Schedule attached hereto contains a description of each material insurance policy currently maintained by the Company and its Subsidiaries with respect to its products, properties, assets and businesses, and officers and directors, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any material insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

         5Q. Employees. The Company is not aware that any individual executive or key employee or group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

         5R. ERISA. Except as set forth on the Benefit Plans Schedule attached hereto:

             (i) Multiemployer Plans. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in
Section 3(37) of ERISA).

             (ii) Retiree Welfare Plans. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

             (iii) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

             (iv) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

             (v) Other Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any material plan or arrangement providing benefits to current or former employees, including any material bonus plan, plan for deferred compensation, employee health or other material welfare benefit plan or other arrangement, whether or not terminated.

         5S. Compliance with Laws. Except as net forth on the Compliance Schedule attached hereto, neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Compliance Schedule, neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or material corrective or remedial obligation arising under any Environmental Laws. Without limiting the generality of the foregoing, (i) the Company and each Subsidiary have obtained all material permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any material violation of, or any claim, liability or material corrective or remedial obligation under, any Environmental Laws, and
(iii) no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or material corrective or remedial obligation under any Environmental Laws.

Without limiting the generality of the foregoing, except as set forth on the Compliance Schedule:

                  (i) The Company has not received notice of, and is not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, audit, or other compliance or enforcement action, relating to its products or to the facilities in which its products are manufactured or handled, by the FDA or by any other federal, state, local or foreign authority having or asserting responsibility for the regulation of medical device products ("other authorities");

             (ii) The Company has obtained all necessary approvals, registrations and authorizations from, has made all necessary and appropriate applications and other submissions to, and have prepared and maintained all records, studies and other documentation needed to satisfy and demonstrate compliance with the requirements of, the FDA and other authorities for its current and past business activities relating to products, including, but not limited to, any necessary Pre-Market Notifications (510(k)s"), PreMarket Approvals (PMAs"), investigation device exemptions ("IDEs"), line extension letters relating individual products to existing 510 (k)s, requirements for custom medical devices, studies of safety and efficacy, design and engineering specifications and modifications, device history records, certificates of export and Medical Device Reports ("MDRs");

             (iii) The Company has not made any false statement in, or material omission from, the applications, approvals, reports, and other submissions to the FDA and other authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or other authorities relating to its products, including, but not limited to, any 510
(k)s, PMAs, IDEs, line extension letters, documentation of safety and efficacy, studies or documentation of equivalency, documentation of eligibility for treatment as a pre-1976 device, documentation of eligibility for treatment as a custom medical device, certificates of export, and MDRs;

             (iv) To the knowledge of the Company, no third party, contractor, investigator or researcher retained by the Company or otherwise acting on behalf of the Company has made any material false statement in, or material omission from, any report, study or other documentation prepared in conjunction with the applications, approvals, reports or records submitted to or prepared for the FDA or other authorities relating to the Company's products, nor has any such third party, contractor, investigator or researcher failed to comply with any testing requirements or study protocols in connection with work performed on behalf of the Company or work otherwise relied upon by the Company in its submissions and documentation for the FDA and other authorities;

             (v) Neither the Company nor, to the knowledge of the Company, any third party or agent for the Company have made or offered any payment, gratuity, or other thing of value that is prohibited by any law or regulation to personnel of the FDA or other authorities in connection with the approval or regulatory status of the Company's products or the facilities in which the Company's products are manufactured or handled;

             (vi) At all times relevant to the current regulatory status of the Company's products, the Company is in compliance with all applicable regulations and requirements of the FDA and other authorities relating to the Company's products, including, but not limited to, any applicable Good Manufacturing Practices," requirements for product approval, requirements for demonstrating and maintaining the safety and efficacy of the Company's products, export requirements, certificates of export, requirements for investigating customer complaints and inquiries, labeling requirements and protocols, shipping requirements, record keeping and reporting requirements, monitoring requirements, packaging or repackaging requirements, laboratory controls, sterility requirements, inventory controls, and storage and warehousing procedures, except to the extent that any non-compliance (i) will not adversely affect the Company's business, financial condition, customer and supplier relationships or business prospects, (ii) will not result in any interruption or cessation of any of the Company's business activities, and (iii) is not material;

             (vii) The Company has not received any notification, written or verbal, which remains unresolved as of the date of this Agreement, from the FDA, FDA personnel or other authorities indicating that any of its products are unsafe or ineffective for its intended use.

         5T. Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss.121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.121.802. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Form 1031 delivered at the Closing is accurate and complete. Neither the Company nor any Subsidiary presently engages in, and neither the Company nor any Subsidiary has any present intention of engaging in, any activities, or using directly or indirectly, the proceeds from the sale of the Series D Preferred and the Warrant hereunder for any purpose, for which an SBIC is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including 13 CFR ss.107.901).

         5U. Affiliated Transactions. Except as set forth on the Affiliated Transactions Schedule attached hereto, no officer, director, shareholder, partner or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any significant beneficial interest, is a party to any material agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary. The Affiliated Transactions Schedule sets forth the current salaries, bonuses and fringe benefits (based on fiscal 1993 levels or anticipated fiscal 1994 levels if higher) of each of the foregoing persons who is an employee of the Company.

         5V.  Customers and Suppliers.

             (i) The attached Customer Schedule lists all customers of the Company (on a consolidated basis) for the 12-month period ended the date of the Latest Balance Sheet and sets forth opposite the name of each such customer, the number of AESOP units purchased, the dates of such purchases and the total males price of each such sale. The Customer Schedule also lists the source of any other revenue earned or received by the Company during the 12-month period ended the date of the Latest Balance Sheet.

             (ii) Since the date of the Latest Balance Sheet, no material supplier of the Company or any subsidiary has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any Subsidiary, and no customer listed on the Customer Schedule has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary.

         5W. Real Property Holding Status. Since its date of incorporation the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in Section 897(c)(2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

         5X. Disclosure. Neither this Agreement nor any of the exhibits, schedules, or other attachments hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to Purchaser by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date such projections were prepared in the context of the Company' B history and then current and reasonably foreseeable business conditions. There is no fact specific to the Company's business which the Company has not disclosed to Purchaser in writing and of which any of its officers, directors or executive employees is aware, and which has had or would reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

         5Y. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, or in any certificate or other writing delivered by, or on behalf of, the Company to Purchaser at the Cloning shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

         Section 6. Miscellaneous.

         6A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

             "AESOP" means the Company's Automated Endoscopic System for Optimal Positioning as described in the Business Plan.

             "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

             "Agreement" means this Purchase Agreement dated August 24, 1994 between the Company and Purchaser.

             "Articles of Incorporation" means the Articles of Incorporation of the Company.

             "Assets" means the properties and assets used by the Company or any Subsidiary, located on their premises or shown on the Latest Balance Sheet or acquired thereafter.

             "Board of Directors" means the Board of Directors of the Company.

             "Business Plan" means the Company's Business Plan previously delivered by the Company to Purchaser and attached as Exhibit G hereto.

             "Bylaws" means the bylaws of the Company.

             "Certificate of Determination" means the Certificate of Determination establishing the terms and relative rights and preferences of the Series D Preferred filed by the Company with the Secretary of State of California in the form set forth as Exhibit to this Agreement.

             "Closing" means the closing of the purchase and sale of Series D Preferred and the Warrant under this Agreement.

             "Company" means Computer Motion, Inc., a California corporation; provided, however, that for purposes of paragraph 5R of this Agreement, the term Company includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

             "Common Stock" means the Company's Common Stock, no par value per share.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "Environmental Laws" means any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment.

             "Event of Noncompliance" has the meaning set forth in the Certificate of Determination.

             "FDA" means the United States Food and Drug Administration, or any successor agency thereto.

             "Indebtedness" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendable at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

             "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation, (v) trade secrets and other material confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) other intellectual property rights and
(vii) copies and tangible embodiments thereof (in whatever form or medium).

             "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including any partnership, limited liability company or joint venture interests or otherwise) of any other Person and (ii) any capital contribution by such Person to any other Person.

             "Investment Regulations" means, as applicable, Title III of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder, Regulation Y (Title 12, Code of Federal Regulations,
Part 225) under Section 5(b) of the Bank Holding Company Act of 1956, as amended, or other similar laws or regulations governing a regulated Person's investment authority.

             "Investor Director" has the meaning set forth in the Stockholders Agreement.

             "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

             "IRS" means the United States Internal Revenue Service.

             "Junior Securities" means (i) any of the Company's equity securities other than the Series D Preferred and (ii) any option, right or warrant to acquire any of the securities described in clause (i) above.

             "Latest Balance Sheet" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1994.

             "Lien" means any material mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

             "Liquidation Value" has the meaning set forth in the Certificate of Determination.

             "Non-Competition Agreements" means the Non-Competition Agreements between the Company and each of Mr. Robert W. Duggan and Dr. Yulun Wang dated the date hereof in the form set forth in Exhibit F to this Agreement.

             "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer on behalf of the Company, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify, on behalf of the Company, the accuracy of the information set forth in such certificate and
(ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

             "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             "Preferred Stock" means the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred.

             "Qualified Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force in which (i) the aggregate price paid by the public for the shares (whether sold by the Company or by other selling shareholders) shall be at least $15,000,000 and (ii) the price per share paid by the public for such shares shall be at least 150% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to such Qualified Public Offering; provided that a Qualified Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

             "Registrable Securities" has the meaning set forth in the Registration Agreement.

             "Registration Agreement" means the Registration Agreement between the Company and Purchaser dated the date hereof in the form set forth in Exhibit C to this Agreement.

             "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by the U.S. Small Business Administration, the Board of Governors of the Federal Reserve System or any similar regulatory agency exercising authority over Purchaser by reason of Purchaser's status (or Purchaser reasonably believes that there is a substantial risk of such assertion) that Purchaser and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Series D Preferred, the Warrant or any Underlying Common Stock.

             "Requlatory Violation" means, with respect to any SBIC Holder providing Financing hereunder, (a) a diversion of the proceeds of such Financing from the intended use of such proceeds reported on SBA Form 1031 to be delivered to such SBIC Holder at the Closing, if such diversion is effected without obtaining such SBIC's Holder's prior written consent (which may be withheld in sole discretion), or (b) the ineligibility for small business investment company financing (within the meaning of 13 CFR ss.107.706 (b) and 107.901) of the Portfolio Concern of which the Company is a part if such ineligibility is the result of a change in such concern's business activity during the one year after the date of such SBIC Holder's initial Financing hereunder. As used in this definition, the terms "Financing" and "Portfolio Concern" have the meanings which 13 CFR ss.107.3 gives to such terms.

             "Reorganization" means any merger or consolidation of the Company with any Person where both (a) either (i) the Company is not the surviving corporation, (ii) the terms of the Series D Preferred are altered in any respect, or (iii) the Series D Preferred is exchanged for cash, securities or other property, and (b) such merger or consolidation does not constitute a Fundamental Change.

             "Restricted Securities" means (i) the Series D Preferred issued hereunder, (ii) the Warrant issued hereunder, (iii) the Common Stock issued upon conversion of Series D Preferred or upon exercise of the Warrant and (iv) any securities issued directly or indirectly with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 6E have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 6E.

             "SBA" means the United States Small Business Administration, which includes any governmental body or agency succeeding to the functions thereof.

             "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

             "SBIC Holder" means any SBIC that holds any security issued pursuant hereto.

             "SEC" means the United States Securities and Exchange Commission which includes any governmental body or agency succeeding to the functions thereof.

             "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

             "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

             "Series A Preferred" means the Company's Series A Preferred Stock, no par value per share.

             "Series B Preferred" means the Company's Series B Preferred Stock, no par value per share.

             "Series C Preferred" means the Company's Series C Preferred Stock, no par value per share.

             "Series D Preferred" means the Company's Series D 8% Redeemable Convertible Series D Preferred, no par value per share, having the rights and preferences set forth in the Certificate of Determination.

             "Stockholders Agreement" means the stockholders agreement among the Company, Purchaser and certain of the Company's executives, dated as of the date hereof, in the form set forth in Exhibit D to this Agreement.

             "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, limited liability company, association or other business entity.

             "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or addon minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

             "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

             "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Series D Preferred or upon exercise of the Warrant, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person that holds Series D Preferred or the Warrant shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of such Series D Preferred or exercise of such portion of the Warrant, provided that the Common Stock issuable upon exercise of the Warrant shall be deemed to constitute Underlying Common Stock for the purpose of any calculations under this Agreement only at such time as the Warrant has become exercisable. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

             "Warrant" means the warrant in the form of Exhibit B to this Agreement and any warrant or warrants issued in exchange, substitution or replacement thereof.

         6B. Expenses. The Company shall pay, and hold Purchaser and all other holders of Underlying Common Stock harmless against liability for the payment of, (i) up to $35,000 for Purchaser's reasonable out-of-pocket expenses, including without limitation, fees and expenses of Kirkland & Ellis as special counsel of Purchaser arising in connection with the preparation, negotiation and execution of this Agreement and the other agreements or instruments contemplated hereby and thereby, and the consummation of the transactions contemplated by this Agreement, (ii) the reasonable fees and expenses incurred by each such Person with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Determination and the Articles of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other issuance, transfer or similar taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series D Preferred or any shares of Common Stock issuable upon conversion of Series D Preferred or exercise of the Warrant, (iv) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such

Person (but only to the extent that such fees and expenses are imposed on such Person due to the nature of the Company's business or otherwise arise due to or result from an act or series of actions taken by or on behalf of the Company, and specifically excluding any fees and expenses incurred in connection with satisfying such Person's reporting obligations under the Securities Exchange
Act).

         6C. Aggregation of Affiliated Holders. All holdings of Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement.

         6D. Remedies. Each holder of Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the agreements and instruments contemplated hereby, the Articles of Incorporation, the Certificate of Determination, and the Bylaws, and all rights and remedies which such holders have been granted at any time under any other agreement or instrument and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         6E. Purchaser's Investment Representations. Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, that it is an "accredited investor" in accordance with Regulation D of the Securities Act, that it has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Series D Preferred and the Warrant hereunder and has had access to such other information concerning the Company as it has requested; provided that no action taken (or failed to be taken) in connection with this Agreement, including any investigation by or on behalf of Purchaser (or any failure to undertake such investigation), shall be deemed to constitute a waiver of compliance by the Company with any representation, warranty, covenant or agreement contained herein; provided further, that nothing contained herein shall prevent any Purchaser or subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate were originally issued on August 24, 1994, and have not been registered under the Securities Act of 1933, as amended, and may not be transferred or sold except pursuant to an effective registration under the Securities Act of 1933, as amended, and applicable state securities laws or an available exemption from such registration. The transfer of the securities represented by this certificate is subject to the conditions and restrictions specified in the Purchase Agreement, dated as of August 24, 1994 between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

         6F. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No course of dealing between the Company and the holder of any Underlying Common Stock or any delay in exercising any rights under this Agreement, the Registration Agreement, the Stockholders Agreement, the Non-Competition Agreements, any other agreement contemplated hereby, the Certificate of Determination, the Articles of Incorporation or the Bylaws shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Series D Preferred or other Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

         6G. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of Purchaser.

         6H. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, except as otherwise expressly stated in this Agreement, the provisions of this Agreement which are for Purchaser's benefit as a purchaser or holder of Series D Preferred, the Warrant or other Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series D Preferred, the Warrant (or any portion thereof) or such Underlying Common Stock.

         6I. Enforceability of Non-Competition Agreements. The Company hereby acknowledges and affirms that the entry of Messrs. Duggan and Wang into the Non-Competition Agreements, and the valid, binding and enforceable nature thereof, constitute a material inducement to the Purchaser's entry into this Agreement and other agreements contemplated hereby, and the Purchaser's consummation of the transactions contemplated hereby and thereby. Accordingly, in the event that either Non-Competition Agreement or any portion thereof is determined to be invalid, unenforceable or void for any reason (including, without limitation, as a result of the scope or duration thereof, any law, order or decree or any public policy), or in the event that the Company fails to vigorously and successfully enforce all of its rights and remedies thereunder, then the Company shall indemnify and hold harmless all holders of Underlying Common Stock from and against any loss, liability, fees, costs and expenses (including without limitation, reasonable attorneys' fees, costs and expenses) arising as a result of such invalidity, unenforceability, voiding or non-enforcement, including without limitation, such losses, liabilities, fees, costs and expenses as may be incurred as a result of a diminution in value of the Underlying Common Stock as a result thereof or of any activities engaged in by Messrs. Duggan or Wang which are prohibited thereunder, and/or as a result of such holders' attempted enforcement (whether or not successful) of the Non-Competition Agreements as a third-party beneficiary thereof. Such indemnification shall cease and be of no further force and effect upon the earlier to occur of (i) such time as the Series D Preferred has been redeemed pursuant to Section 9B(ii) of the Certificate of Determination and the Liquidation Value thereof and all dividends accrued thereon have been fully paid as contemplated therein, and (ii) the completion of a Qualified Public Offering.

         6J. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         6K. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         6L. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         6M. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of California. Any dispute relating hereto shall be heard in the state or federal courts of Santa Barbara County, California, and the parties agree to jurisdiction and venue therein.

         6N. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         60. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when telecopied (with hard copy to follow) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or 3 business days after it is mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Purchaser and to the Company at the address or telecopy number indicated below:

                  To the Company:
                  ---------------

                  Computer Motion, Inc.
                  130-B Cremona Drive
                  Goleta, CA 93117
                  Attn:  Mr. Robert W. Duggan
                         Chairman
                  Telecopy: (805) 685-3729

                  With copy to:

                  Stradling, Yocca, Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, CA 92660
                  Attn: Lawrence B. Cohn, Esq.
                  Telecopy:  (714) 725-4100

                  To Purchaser:
                  -------------

                  Chase Manhattan Capital Corporation
                  One Chase Manhattan Plaza, 8th Floor
                  New York, NY 10081
                  Attn:  Mr. William K. Luby
                         Vice President
                  Telecopy:  (212) 552-1159

                  With copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attn:  Emile Karafiol, Esq.
                  Telecopy:  (512) 861-2200

or to such other address or telecopy number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

                                      COMPUTER MOTION, INC.


                                      By:
                                           ----------------------------------

                                      Its:
                                           ----------------------------------

                                      CHASE MANHATTAN CAPITAL
                                      CORPORATION


                                      By:
                                           ----------------------------------

                                      Its:
                                           ----------------------------------